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                                                                     EXHIBIT 4.1

No.                            [BIOMERICA LOGO]                       Shares-

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
 OF THE STATE OF DELAWARE                              CUSIP 09061H 30 7

THIS CERTIFIES that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.08 PER SHARE

of BIOMERICA, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of this Certificate of Incorporation of the Corporation and any amendments thereto, to all of which the holder, by acceptance hereof consents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
     U.S. STOCK TRANSFER CORPORATION
          TRANSFER AGENT AND REGISTRAR       [CORPORATE SEAL]



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AUTHORIZED SIGNATURE              SECRETARY                    PRESIDENT


                           AMERICAN BANK NOTE COMPANY